EXHIBIT 10.24


                               LEASE AGREEMENT


                                   between


                           RYAN COMPANIES US, INC.,
                           a Minnesota corporation,
                                as "Landlord"


                                     and


                         PEGASUS SOLUTIONS COMPANIES,
                            a Delaware corporation
                                 as "Tenant"

                                      at

                           Pegasus Corporate Center
                       Northsight - Scottsdale, Arizona

                              TABLE OF CONTENTS

 SECTION                                                           PAGE

 1.   PREMISES..................................................     3

 2.   TERM; POSSESSION..........................................     3

 3.   RENT; SECURITY DEPOSIT....................................     5

 4.   RENTAL TAXES..............................................    13

 5.   USE AND COMPLIANCE WITH LAWS..............................    13

 6.   TENANT IMPROVEMENTS & ALTERATIONS.........................    16

 7.   MAINTENANCE AND REPAIRS...................................    18

 8.   TENANT'S PERSONAL PROPERTY TAXES..........................    19

 9.   UTILITIES AND SERVICES....................................    19

 10.  EXCULPATION AND INDEMNIFICATION...........................    20

 11.  INSURANCE.................................................    21

 12.  DAMAGE OR DESTRUCTION.....................................    24

 13.  CONDEMNATION..............................................    25

 14.  ASSIGNMENT AND SUBLETTING.................................    27

 15.  DEFAULT AND REMEDIES......................................    29

 16.  INTEREST..................................................    31

 17.  WAIVER....................................................    31

 18.  ENTRY, INSPECTION AND CLOSURE.............................    32

 19.  SURRENDER AND HOLDING OVER................................    32

 20.  ENCUMBRANCES..............................................    33

 21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS............    33

 22.  NOTICES...................................................    34

 23.  ATTORNEYS' FEES...........................................    35

 24.  QUIET POSSESSION..........................................    35

 25.  SECURITY MEASURES.........................................    35

 26.  FORCE MAJEURE.............................................    36

 27.  RULES AND REGULATIONS.....................................    36

 28.  LANDLORD'S LIABILITY......................................    36

 29.  CONSENTS AND APPROVALS....................................    36

 30.  WAIVER OF RIGHT TO JURY TRIAL.............................    36

 31.  BROKERS...................................................    36

 32.  INTENTIONALLY OMITTED.....................................    37

 33.  ENTIRE AGREEMENT..........................................    37

 34.  MISCELLANEOUS.............................................    37

 35.  AUTHORITY.................................................    38

 36.  RESTRICTION ON OTHER TENANTS..............................    38



 Exhibits:
 ---------
 Exhibit A:          The Premises
 Exhibit B:          Construction Rider
 Exhibit C:          Building Rules
 Exhibit D:          Additional Provisions
 Exhibit E:          Pro Forma Total Project Cost
 Exhibit F:          Base Building Description

                            BASIC LEASE INFORMATION

 Lease Date:                For identification purposes only, the date of
                            the Lease is September 14, 2001.

 Landlord:                  RYAN COMPANIES US, INC., a Minnesota corporation

 Tenant:                    PEGASUS SOLUTIONS COMPANIES, a Delaware
                            corporation

 Guarantor:                 PEGASUS SOLUTIONS, INC., a Delaware corporation

 Project:                   Pegasus Corporate Center - Northsight

 Building Address:          14000 North Pima Road, Scottsdale, Arizona 85260

 Rentable Area of           Approximately 140,000 rentable square feet
 Building:

 Premises:                  Suite Number:       100
                            Rentable Area: approximately 110,000 rentable square feet (subject to Tenant's right to adjust the size of the Premises under Section 1.2 of the Lease)

 Term: One hundred twenty (120) full calendar months (plus any partial month at the beginning of the Term)

 Scheduled Commencement
 Date:                      January 1, 2003

 Expiration Date:           The last day of the one hundred twentieth
                            (120th) full calendar month in the Term

 Base Rent:                 As calculated pursuant to Section 3.1 of the
                            Lease

 Security Deposit
 (letter of credit):        $1,200,000

 Tenant's Share :           Approximately 79%

 Operating Costs Expense    $7.25 per  rentable square foot for all areas  of
 Stops:                     the Premises  other than the "Constant Use  Area"
                            (as delineated on Exhibit A), the expense stop for which will be $5.50 per rentable square foot

 Landlord's Address for     Ryan Companies US, Inc.
 Payment of Rent:           900 Second Avenue South, Suite 700
                            Minneapolis, MN 55402

 Business Hours:            Between 7:00 a.m. and 7:00 p.m., Monday through
                            Friday, and between 8:00 a.m. and 1:00 p.m. on Saturday

 Landlord's Address         Ryan Companies US, Inc.
 For Notices:               900 Second Avenue South, Suite 700
                            Minneapolis, MN 55402


                            With copy to:

                            Ryan Companies US, Inc.
                            3131 East Camelback Road, Suite 220
                            Phoenix, AZ 85016
                            Attention:  John L. Strittmatter

 Tenant's Address           Prior to Commencement Date:
 For Notices:               Pegasus Solution Corporation
                            7500 North Dreamy Draw Drive
                            Suite 120
                            Phoenix, AZ 85020
                            Attention:  Steve Greenspan, Director of Real
                            Estate

                            After Commencement Date:
                            The Premises

 Broker(s):                 CB Richard Ellis
                            Attention:  Chuck Nixon
                            2415 East Camelback Road
                            First Floor
                            Phoenix, AZ 85016

 Property Manager:          Ryan Properties, Inc.

 Additional Provisions:     See Exhibit D

      The Basic Lease Information set forth above  is part of the Lease.   In
 the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

      THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease
 Information ("Landlord"), and the Tenant identified in the Basic Lease Information ("Tenant"). Landlord and Tenant hereby agree as follows:

 1. PREMISES.

      1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the "Premises"), in the Building located at the address specified in the Basic Lease Information (the "Building"). The approximate configuration and location of the Premises including the location of the reserved, covered and visitor parking spaces and the patio area set aside for Tenant's exclusive use (the area of which will not subject Tenant to any additional charge for rent) are shown on Exhibit A. Landlord and Tenant agree that the rentable area of the Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information, subject to Landlord's final measurement and recalculation of Base Rent and Tenant's Share prior to the Commencement Date, subject to Tenant's written approval not to be unreasonably withheld or delayed. Landlord's measurement will utilize the BOMA Standard Method for Measuring Floor Area in Office Buildings, ANSI Z 65.1-1996. The Building and the parcel(s) of land on which the Building is situated including, but not limited to, parking lot(s) and other common areas (collectively, the "Property"), are part of the Project identified in the Basic Lease Information (the "Project").

      1.2 Tenant shall have the right to increase or decrease the size of the Premises by up to ten thousand (10,000) rentable square feet upon written notice to Landlord, which shall be given no later than ninety (90) days after the date of this Lease.

 2. TERM; POSSESSION.

      2.1 The term of this Lease (the "Term") (and the date when Tenant's obligations hereunder, except as otherwise expressly provided herein, commence) shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "Expiration Date"). The "Commencement Date" shall be the earlier of (a) the date on which Landlord tenders possession of the Premises to Tenant, with all of Landlord's construction obligations "Substantially Completed" as provided in the Construction Rider attached as Exhibit B (the "Construction Rider"); or (b) the date on which Tenant lawfully takes possession of the Premises for the purpose of commencing business. In no event shall the Commencement Date occur prior to January 1, 2003 without Tenant's prior written consent. Landlord will give Tenant thirty (30) days notice of the expected date of Substantial Completion. The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the "Scheduled Commencement Date"); provided, however, that except as otherwise provided in this Lease Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Scheduled Commencement Date. Tenant shall not interfere with construction of the Premises or do anything that could delay Substantial Completion or the Scheduled Commencement Date, and shall at all times act diligently and cooperate with Landlord to the fullest extent possible to prevent the occurrence of Tenant Delay. If the Premises are not ready for occupancy by the Scheduled Commencement Date for any reason other than Tenant's Default under this Lease, Landlord shall diligently complete construction at the earliest practicable date. When the Commencement Date has been established, Landlord and Tenant shall confirm the Commencement Date and the Expiration Date in writing.

      2.2 Notwithstanding any provision in this Lease to the contrary:

           (a) If Substantial Completion does not occur on or before January 1, 2003, as such date may be extended by reason of Tenant Delay or Force Majeure, then Landlord shall reimburse Tenant, or credit against the Base Rent next due, an amount equal to any penalties, holdover premiums or other amounts incurred by Tenant under leases of other premises in Maricopa County, Arizona, excepting all sums due for "pre-holdover" rent, as a result of Tenant's failure to vacate prior to January 1, 2003 all or any of the space subject to such leases, provided however that Landlord shall not be obligated to pay any such amounts in excess of $100,000.

           (b) If Substantial Completion does not occur on or before February 1, 2003 (the "Adjusted Delivery Date"), as such date may be extended by reason of Tenant Delay or Force Majeure, then Tenant's sole and exclusive remedy will be to receive two (2) days of free rent credit for each day after the Adjusted Delivery Date until the date of Substantial Completion and, in addition thereto, another $1,000 of rent credit for each day of delay beginning thirty (30) days after the Adjusted Delivery Date until the date of Substantial Completion; and

           (c) If Substantial Completion does not occur on or before April 1, 2003 for any reason other than Tenant Delay, and regardless of Force Majeure, then Tenant shall have the right to cancel this Lease by notice given to Landlord on or before ten (10) days thereafter, except that the foregoing election of remedies shall not prevent Tenant from seeking specific performance of Landlord's obligations under this Lease, or prevent Tenant's recovery of an amount equal to the rent credits to which Tenant would have been entitled but for Tenant's cancellation.

       For each day of delay caused by Tenant Delay or Force Majeure, and for each day of delay in the issuance after June 1, 2002 of a building permit from the City of Scottsdale for the Tenant Improvements, Landlord's performance dates (including without limitation the Adjusted Delivery Date and Landlord's obligations under the Construction Rider attached as Exhibit B) shall be extended for an equivalent period of time. Landlord shall notify Tenant of each event of Tenant Delay or Force Majeure within ten (10) days (or earlier if reasonably possible) after the event occurs that will delay Landlord's performance.

      Tenant may enter:

                (i) the Data Center at any time within ninety (90) days prior to the Scheduled Commencement Date

                (ii) the Call Center and other parts of the Constant Use Area at any time within sixty (60) days prior to the Scheduled Commencement Date; and

                (iii) all other areas of the Premises at any time within thirty (30) days prior to the Scheduled Commencement Date, provided however that Landlord secures a building permit from the City of Scottsdale for the Tenant Improvements no later than June 1, 2002, all without the payment of Base Rent or other sums under this Lease, subject to the other requirements and covenants of this Lease, for the sole purpose of installing Tenant's furniture, fixtures and equipment, including cabling, wiring, conduit and other electrical and telecom installations. If the Building Permit from the City of Scottsdale is issued after such date, then Landlord shall make the foregoing areas of the Premises available to Tenant as soon as reasonably practical. Prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in Section 11.1 - Tenant's Insurance of the Lease, shall be in effect as of the time of such entry. Tenant shall use reasonable care in connection with such entry, and shall not interfere with construction of the Premises or other activity of Landlord.

      Tenant agrees that Landlord, except for any uninsured loss caused by the negligence or willful acts of Landlord or its employees, agents, contractors or vendors, shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its Representatives.

      Upon Substantial Completion, Landlord and Tenant shall compile a Punchlist identifying the work still to be done to the Premises ("Punchlist Item"). Within fifteen (15) days after delivery of the Punchlist, Landlord shall commence work on the Punchlist Items and diligently pursue them to completion. Punchlist Items shall not defer Substantial Completion or Tenant's obligation to commence paying Base Rent and Operating Costs. Punchlist Items shall mean details of design, construction, installation and adjustments to the Tenant Improvements that do not materially interfere with Tenant's use and enjoyment of the Premises as intended.

       Tenant shall have the exclusive right of possession of the Premises throughout the Term, seven (7) days a week, twenty-four (24) hours a day, subject to casualty, condemnation, Force Majeure or other events beyond the control of Landlord.

 3. RENT; SECURITY DEPOSIT.

      3.1 Base Rent. Tenant shall pay to Landlord annual Base Rent calculated as set forth below, without prior notice or demand, monthly in one-twelfth (1/12) installments on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant's execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

      Annual Base Rent for years 1 - 5 shall be equal to:

 [Total Project Cost x Rental Constant x Tenant's Share] + Structural Reserve + Vacancy Factor + $7.25 per rentable square foot ($5.50 in the Constant Use
 Area).

           (a) "Total Project Cost" is defined as the total of:

                (i) the costs and expenses, direct and indirect, identified and referred to in Exhibit E incurred by Landlord in the design, development and construction of the Building, including the Allowance for the Tenant Improvements (the "Project Construction Costs"),

                (ii) a real estate development fee of $400,000,

                (iii) a contractor's fee equal to eight percent (8%) of the Project Construction Costs, and

                (iv) the cost of acquisition of the Site and all costs of carry thereon up to the Commencement Date that are identified and referred to in Exhibit E.

                 Total Project Cost is set forth in the pro forma attached as Exhibit E. The pro forma is inclusive of all Total Project Costs, and the cost of the Building shell and the parking structure will not exceed the cost in the pro forma without Tenant's consent not to be unreasonably withheld.

           (b) "Rental Constant" equals ten and fifty hundredths of one percent (10.50%) not including a Vacancy Factor or Structural Reserve.

           (c) "Structural Reserve" of $0.05 per square foot of Rentable Area of the Building.

           (d) "Vacancy factor" shall equal 2% of the total rentable square feet of the Building.

           Annual Base Rent for years 6 - 10 will be [Annual Base Rent for year 5 minus $7.25 per rentable square foot ($5.50 in the Constant Use
 Area)] x 115% + $7.25  per rentable square foot  ($5.50 in the Constant  Use
 Area).

      3.2 Additional Rent:  Operating Costs and Taxes.

           (a) Definitions.

                (1) "Operating  Costs"  means  all  Taxes  and  those   costs
 referred to below of managing, operating, maintaining and repairing the Property as a class A office building. Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of ninety-five percent (95%) during the entire calendar year.

                (A) operation,  maintenance  and  repair   of  the   Property
                   (including maintenance, repair and replacement of glass, the roof covering or membrane, the parking lot and driveways (including periodic treatment or resurfacing as needed), sidewalks, exterior light fixtures, common signage, other common areas and elements, regular painting of the exterior of the Building and landscaping). The terms "repair" or "repairs" shall include reasonable replacements or renewals when necessary.

                (B) utilities  and  services  (including   telecommunications
                   facilities and equipment, recycling programs and trash removal), and associated supplies and materials.

                (C) compensation  (including  employment  taxes  and   fringe
                   benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building.

                (D) property (including coverage for earthquake and flood  if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance.

                (E) licenses, permits and inspections.

                (F) complying with  the  requirements of  any  law,  statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "Laws").

                (G) amortization of capital improvements  required to  comply with Laws which are either adopted or become effective after the Commencement Date, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord but no greater than Landlord's general cost of funds), over such useful life as Landlord shall reasonably determine.

                (H) an office  in  the Project  for  the  management  of  the
                   Property, including expenses of furnishing and equipping such office and the rental value of any space occupied and used solely for such purposes.

                (I) property management fees equal to  three percent (3%)  of
                   Base Rent and Additional Rent.

                (J) accounting,  legal   and  other   professional   services
                   incurred for the operation of the Property and the calculation of Operating Costs and Taxes.

                (K) a reasonable allowance for depreciation on machinery  and equipment used to maintain the Property (including window coverings and carpeting in common areas).

                (L) contesting the validity or applicability of any Laws that may adversely affect the Operating Costs of the Property.

                (M) the Building's  share  of  any  shared  or  common   area
                   maintenance  fees   and  expenses  (including  costs   and
                   expenses of operating, managing, owning and maintaining the common areas of the Project).

                (N) any other cost, expenditure,  fee or  charge, whether  or not hereinbefore described, which in accordance with generally accepted accounting principles would be considered an expense of managing, operating, maintaining and repairing the Property.

  Operating Costs shall not include:

                (i) capital  improvements  (except   as  otherwise   provided
 above).

                (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made.

                (iii) interest  and   principal   payments   on   loans    or
 indebtedness secured by the Building (except as otherwise provided above).

                (iv) costs of improvements for Tenant or other tenants of the Building.

                (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants' shares of increases in Operating Costs and Taxes.

                (vi) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases.

                (vii) depreciation   or   amortization,    other   than    as
 specifically enumerated in the definition of Operating Costs above.

                (viii) costs, fines or penalties incurred due to Landlord's violation of any Law.

                (ix) income, estate and inheritance taxes levied against Landlord.

                (x) taxes paid by any tenant.

                (xi) costs  of leasing  space  in  the  Building,   including
 leasing commissions and leasehold improvement costs.

                (xii) the cost of utilities separately metered to any tenant or resulting from excess consumption.

                (xiii) the cost of special services provided to any tenant that are not generally available to all tenants.

                (xiv) repairs and maintenance paid by proceeds of insurance or by proceeds of condemnation or eminent domain proceedings.

                (xv) any costs  incurred  in  connection  with  or   directly
 related to the original construction of the Project.

                (xvi) the cost of correcting defects in or inadequacies of the initial design or construction of the Project, or repair and/or replacement of any of the original materials or equipment required as a result of such defects or inadequacies.

                (xvii) any expense resulting from the negligence of Landlord, its agents, servants, contractors, vendors or employees, or any expense incurred as a direct result of Landlord's failure to use reasonable efforts to minimize expenses to the extent possible without detracting from the standards of a first class, Class A, institutional grade office building.

                (xviii) the cost of any repair to remedy damage caused by or resulting from the negligence of any other tenant(s) in the Building, including their agents, servants, contractors, vendors or employees.

                (xix) repairs or other work occasioned by casualty or the exercise of the right of eminent domain.

                (xx) expenses incurred in build-out, renovation or other improvement or decoration, painting or redecoration of any tenant space within the Building.

                (xxi) any items for which Landlord is reimbursed by insurance or otherwise compensated, including direct reimbursement by any tenant or occupant of the Building.

                (xxii) costs incurred due to the violation by Landlord or any tenant or other occupant of any term or condition of any lease or rental arrangement covering space in the Building.

                (xxiii) costs, fines, or fees incurred by Landlord due to violations of any federal, state or local law, statutes or ordinances, or any rule, regulation, judgment or decree of any governmental authority.

                (xxiv) any costs or expenses associated with the removal, cleanup or remediation of any hazardous material, including mold, from the Project, any restoration in connection therewith or compliance with any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successors thereto, replacements thereof or publications promulgated pursuant thereto pertaining to any waste, material or substance (whether in the form of a liquid, a solid or a gas and whether or not airborne), which is or is deemed to be a pollutant or a contaminant or which is or is deemed to be hazardous, toxic ignitable, reactive, corrosive, dangerous, harmful or injurious or which presents a risk to the public health or to the environment (collectively, "Environmental Regulations").

                (xxv) the cost of compliance with any applicable local, state or federal  laws,  judgments,  ordinances, orders,  rules,  regulations  and standards of public authorities and insurance rating bureaus having jurisdiction over the Project, including Environmental Regulations, and all local zoning and building codes.

                (xxvi) the cost of any work or services performed for any facility other than the Project.

                (xxvii) any costs representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship.

                (xxviii) Landlord's general overhead.

                (xxix) the cost of acquiring sculptures or other art objects and the cost of decorative monuments.

                (xxx) any expense for which Landlord is entitled to be reimbursed by any tenant (including Tenant) as an additional charge in excess of Base Rent and such tenant's share of Operating Expenses.

                (xxxi) any rental concessions to, or lease buy-outs of, Tenant or any other tenant in the Building or any other costs incurred on behalf of any tenants (including Tenant) with respect to other buildings.

                (2) "Taxes" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; any state, county or municipal governmental property lease excise tax or the equivalent thereof; taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. "Taxes" shall include all Taxes either payable in, or attributable to, each calendar year or portion thereof during the Term.

                (3) "Tenant's Share" means the Rentable Area of the Premises divided by the Rentable Area of the Building, as set forth in the Basic Lease Information as may be adjusted pursuant to Section 1.1 or 1.2 hereof. If the Rentable Area of the Premises is increased by Tenant's leasing of additional space hereafter, Tenant's Share shall be increased accordingly.

           (b) Additional Rent.

                (1) Tenant shall pay Landlord as "Additional Rent" for each calendar year or portion thereof during the Term, excepting only the first eighteen (18) months of the Term (the "CAM Forgiveness Period"), Tenant's Share of Operating Costs for such period in excess of the "Operating Costs Expense Stops." Notwithstanding the foregoing or any other provision to the contrary in this Lease, for purposes of calculating Additional Rent the annual increase of those Operating Costs reasonably controllable by Landlord shall not exceed four percent (4%) non-cumulative. Without limitation, the cost of utilities, Taxes, insurance, licenses, permits and compliance with Laws (subject to the limitations in Section 3.2(a)(1)(G)) shall not be considered "reasonably controllable" by Landlord.

                (2) Prior to the end of the CAM Forgiveness Period and each calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs and Tenant's Additional Rent for the remaining and following calendar year, as applicable. Following the end of the CAM Forgiveness Period Tenant shall be obligated to pay to Landlord on the first day of each calendar month thereafter one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter reasonably estimates that Operating Costs for a calendar year will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, reasonably revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

                (3) As soon as reasonably practicable after the end of the first year in which Additional Rent is due and each calendar year thereafter, Landlord shall furnish Tenant a reconciliation statement with respect to such year, showing Operating Costs and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's statement within ninety (90) days after receipt of the same, such statement shall presumptively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon, subject only to Tenant's right of audit. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

                (4) If Tenant's Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for such year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of Operating Costs for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within fifteen (15) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

                (5) Tenant shall have the right at any time during Landlord's normal business hours and upon reasonable prior notice to Landlord, which shall not be given later than the first anniversary of Tenant's receipt of Landlord's reconciliation statement for the preceding year, to audit Landlord's books and records with respect to such reconciliation statement, at Tenant's sole expense. Should the audit disclose an overcharge to Tenant or an underpayment to Landlord, whatever the amount, the party that overcharged or underpaid shall reimburse the other party within fifteen (15) days after the results of the audit are known to Landlord and Tenant. If the audit discloses an overcharge to Tenant of five percent (5%) or more, Landlord will reimburse Tenant for the reasonable cost of the audit.

      3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, "Rent"), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

      3.4 Security Deposit. Tenant shall provide Landlord security in accordance with Exhibit D (the "Security Deposit") for the performance of Tenant's obligations under this Lease. If Landlord shall so use any portion of the Security Deposit, Tenant shall replenish the Security Deposit to its prior level within fifteen (15) days after Landlord's written demand. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default by Tenant under this Lease. Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above, as and when the Security Deposit (or any portion thereof) is no longer required by Exhibit D. Landlord shall not be required to pay interest on the Security Deposit (including the proceeds of any letter of credit) to Tenant. Landlord shall safeguard and maintain the Security Deposit separate and apart from any other property of Landlord.


 4. RENTAL TAXES. Tenant shall pay to Landlord with each installment of Base Rent, Operating Costs, Taxes, Additional Rent, or other Rent, the amount of any gross receipts, transaction privilege, sales, excise or similar tax, exclusive of any income tax, payable by Landlord on account of this Lease or Tenant's payment of such items to, or on behalf of, Landlord.

 5. USE AND COMPLIANCE WITH LAWS.

      5.1 Use. The Premises shall be used and occupied for a call center and a data/communications transmission center and for business office purposes, and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such
 Laws), and shall observe the "Building Rules" (as defined in Section 27 - Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("Building Systems"), or jeopardize the structural integrity of the Building or any part thereof; or (ii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit Tenant shall give Landlord reasonable prior written notice of any connection or usage that is likely to exceed such capacity.

      5.2 Hazardous Materials.

           (a) Definitions.

                (1) "Hazardous Materials" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. S9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. S6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls
 (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                (2) "Environmental Requirements" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                (3) "Handled by Tenant" and "Handling by Tenant" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, sublessees or representatives (collectively, "Representatives") or its guests, customers, invitees, or visitors (collectively, "Visitors") in violation of any Environmental Requirements, at or about the Premises in connection with or involving Hazardous Materials.

                (4) "Environmental Losses" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

           (b) Tenant's Covenants. Except for those substances used in connection with the businesses expressly allowed under this Lease and which are properly packaged, contained, stored, used, transported and disposed of in accordance with all Environmental Requirements, no Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("Permitted Hazardous Materials"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

           (c) Compliance. Tenant shall at Tenant's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those
 Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or
 Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand.

           (d) Landlord's Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time upon reasonable advance notice (i) to confirm Tenant's compliance with the provisions of this Section 5.2, and (ii) to perform Tenant's obligations under this
 Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

           (e) Tenant's Indemnification. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

           (f) Landlord's Representations. Landlord represents to Tenant that the Building and related improvements (and, based solely on Landlord's actual knowledge without due diligence, the underlying land) do not contain any Hazardous Material, excepting insubstantial amounts, if any, in quantities not having any materially adverse effect on the environment or on health and safety or as a result of Landlord's failure to comply in full with all Environmental Requirements in Landlord's development of the Project. Landlord is making no further representation to Tenant in respect to the Site except that Landlord has not released any Hazardous Material onto the Site.

      5.3 Americans With Disabilities Act. The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time (collectively, the "ADA") shall be apportioned as follows:

           (a) Excepting any noncompliance under (c) below, Landlord will cause the Project to be built in substantial conformance with the ADA, and if any part of the Building or the Project, including, but not limited to, Common Areas, exterior and interior routes of ingress and egress, off-street parking and all rules and regulations applicable to the Premises, fails to comply with the ADA, such nonconformity shall be promptly made to comply by Landlord. Landlord shall also cause its manager of the Building and the Project (the "Manager") to comply with the ADA in its operation of the Building and the Project.

           (b) Except as otherwise provided in (c) below, from and after the Commencement Date of the Lease, Tenant covenants and agrees to conduct its operations within the Premises in compliance with the ADA. Except as provided in (a) above and (c) below, if any of the Premises following the Commencement Date or following Tenant's occupancy of any additional space in the Building fails to comply with the ADA, such nonconformity shall be promptly made to comply by Tenant. In the event that Tenant elects to undertake any alterations to, for or within the Premises, including initial build-out work, Tenant agrees to cause such alterations to be performed in compliance with the ADA.

           (c) Notwithstanding the foregoing, Tenant shall cause all parts of the Premises, the Building or the Project designed by Tenant or its own architects, space planners and designers ("Tenant Design") to comply with the ADA, and Landlord shall have no responsibility therefor or liability for any noncompliance resulting from Tenant Design.

 6. TENANT IMPROVEMENTS & ALTERATIONS.

      6.1 Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the "Tenant Improvements"), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring, ("Alterations") costing in each instance more than $50,000, without Landlord's prior written consent, which will not be unreasonably withheld. Any such Alterations shall be completed by Tenant at Tenant's sole cost and expense: (i) with due diligence, in a good and workmanlike manner; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (v) subject to all conditions which Landlord may in Landlord's reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals); (ii) use contractors or subcontractors reasonably approved by Landlord; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord if Landlord at the time such Alterations were approved by Landlord (or if approval was not required, then at the time Tenant delivered to Landlord written description of such Alterations), Landlord notified Tenant that the Alterations must be removed upon expiration or termination of the Term. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with  or  as  a result  of  Tenant's  work, such  work  shall  be performed at Tenant's expense by contractors designated by Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

      6.2 Before making any Alterations for which Landlord's approval is required, Tenant shall submit to Landlord for Landlord's prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Before making any Alternations for which Landlord's approval is not required, Tenant shall submit to Landlord before construction or installation a description of the Alterations to be carried out, and if available, copies of the final plans and specifications. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

      6.3 Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within thirty (30) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest). Tenant shall give Landlord at least ten (10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

      6.4 Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures ("Trade Fixtures") in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

      6.5 Keep the Premises and the Building free from any mechanics', materialmens', contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify and hold harmless Landlord from and against any such lien, or claim or action thereon, and reimburse Landlord promptly upon demand therefor by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such lien, claim or action.

      6.6 Tenant will not be required to remove any Tenant Alterations at the end of the Term or upon Tenant's vacation of the Premises unless Landlord advises Tenant prior to Tenant's Construction of the Alterations that Tenant shall be required to remove such Alterations and repair all damage to the Premises resulting from removal.

 7. MAINTENANCE AND REPAIRS.

      7.1 Landlord agrees that the Premises shall be in a good and tenantable condition, at the time possession is tendered to Tenant. Any defects other than latent defects and Punchlist items will be corrected by Landlord if brought to Landlord's attention in writing prior to the second anniversary of the Commencement Date. Any latent defects in the structure of the Building or the Common Areas discovered by Tenant thereafter will be corrected by Landlord. During the Term, Tenant at Tenant's expense shall repair and maintain the interior of the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, as well as the patio area set aside for Tenant's exclusive use, in a first class condition, and keep the Premises and the patio area in a clean, safe and orderly condition.

      7.2 Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair all of the Project other than the Premises, the patio area set aside for Tenant's use and Tenant's reception area/furniture in the lobby, and other space leased to tenants, including the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant's use of the Premises or the Property or any act or omission of Tenant or Tenant's Representatives or Visitors, to the extent (if any) not covered by Landlord's property insurance. Except as required by law, Landlord shall be under no obligation to inspect the Premises. Tenant shall report in writing to Landlord within a reasonable period of time after discovery any defective condition known to Tenant which Landlord is required to repair.

      7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease:

           (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems so long as such alterations, additions, repairs and improvements do not decrease or materially reconfigure the lobby area or Tenant's reception area of the Building or alter the size of the Premises or otherwise materially interfere with Tenant's use and enjoyment of the Premises, excepting only temporary inconvenience or interference reasonably necessary and unavoidable as a result of the necessity of such alterations, additions, repairs or improvements;

           (b) Subject to Tenant's rights under Section 4 of Exhibit D, to change the Building's name or street address;

           (c) Subject to Tenant's rights under Section 4 of Exhibit D, to install and maintain any and all signs on the exterior and interior of the Building;

           (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (excepting the lobby and Tenant's reception area therein) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas, so long as such does not materially interfere with Tenant's use and enjoyment of the Premises; and

           (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "Controls"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

 8. TENANT'S PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes levied by any governmental authority on Tenant's personal property including, but not limited to, unsecured personal property taxes.


 9. UTILITIES AND SERVICES.

      9.1 Description of Services. Landlord shall furnish to the Premises: reasonable amounts of heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information ("Business Hours") on weekdays and Saturday except public holidays ("Business Days"); reasonable amounts of electricity; and janitorial services five days a week (except public holidays). Landlord agrees that all HVAC will substantially conform with ASHRAE 96 Standards. Landlord shall also provide the Building with normal fluorescent lamp replacement, window washing, elevator service, and common area toilet room supplies. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant's sole expense.

           Notwithstanding the foregoing, the area of the Premises delineated on Exhibit A as the Constant Use Area, which is expected to consist of the first floor of the Building (subject to mutual modification by the parties), will be separately metered, and its own Operating Costs Expense Stop of $5.50 per rentable square foot will be included in and be a part of the Base Rent but will not include a charge for electricity. Instead, Landlord will bill Tenant and Tenant shall reimburse Landlord for Landlord's out-of-pocket costs for all amounts of electricity used in the Constant Use Area or by the activities conducted therein, which billed sums Tenant shall pay to Landlord as Additional Rent within fifteen (15) days after Landlord sends Tenant an invoice therefor.

      9.2 Payment for Additional Utilities and Services.

           (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service to the Premises (other than the Constant Use Area) at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at a rate of $4.00 per hour per zone, which may increase annually by Landlord's actual increase in cost but not greater than three percent (3%) annually and accrue until paid, and which increases Landlord shall not charge except at three-year intervals during the Term. Such increases shall in no event exceed Landlord's actual costs thereof.

           (b) If the temperature otherwise maintained in any portion of the Premises (other than electricity for the Constant Use Area) by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises, excluding the Constant Use Area, by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be reimbursed by Tenant to Landlord upon demand.

           (c) If Tenant's usage of electricity (other than electricity for the Constant Use Area), water or any other utility service exceeds the use of such utility that is typical, normal and customary for other tenants of the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord's request but at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation), or because of Tenant's use of the patio reserved for Tenant.

      9.3 Interruption of Services. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a "Service Failure"), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease, except that if a Service Failure is due to a cause intrinsic to the Building including one of the Building Systems or to an act or omission of Landlord, rather than an extrinsic cause such as, but not limited to, a brownout or blackout, Tenant shall be entitled to a fair and reasonable abatement of Rent commencing on the second day such a Service Failure materially and adversely interferes with Tenant's use and enjoyment of the Premises.

 10. EXCULPATION AND INDEMNIFICATION.

      10.1 Landlord's Indemnification of Tenant. Landlord shall indemnify, protect, defend and hold Tenant and its affiliates, harmless for, from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("Claims") asserted by any third party against Tenant or its affiliates for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its employees, contractors, vendors or authorized representatives, or by any breach or default under this Lease by Landlord.

      10.2 Tenant's Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold Landlord and Landlord's authorized representatives harmless from and against Claims asserted by third parties arising from (a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default or occurrence of Tenant Delay under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives including Landlord's contractors, subcontractors, vendors, invitees and employees.

      10.3 Damage to Tenant and Tenant's Property. Except as otherwise provided in Section 10.1, Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Except as otherwise provided in Section 10.1, Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, but only to the extent such loss, injury or damage is covered by insurance, including any loss, injury or damage caused by Landlord's negligence (active or passive) or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant except to the extent covered by insurance.

      10.4 Survival.   The obligations of the parties  under this Section  10
 shall survive the expiration or termination of this Lease.

 11. NSURANCE.

      11.1 Tenant's Insurance.

           (a) Liability Insurance. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two
 Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits;
 (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors; and (vi) designate separate limits for the Property. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the "Property Manager"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

           (b) Property Insurance. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

           (c) Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $50,000 (subject to an increase of two percent (2%) per annum). Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

           (d) Updating Coverage. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord's insurance broker, if, in the commercially reasonable opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

           (e) Certificates of Insurance. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits, but if Tenant's policy covers other property, or provides coverage that is not expressly required of Tenant under this Article 11, the coverage pertaining to the other properties or other coverage may be extracted and omitted. Landlord agrees that all certificates or policies provided to Landlord shall be maintained in confidence and shall not be disclosed to third parties other than to Landlord's lenders and insurance agents which have agreed in writing to maintain such information in confidence.

      11.2 Landlord's Insurance. During the Term, Landlord shall maintain in effect insurance on the Building with insurers meeting the requirements in
 Section 11.1(c) above, on an "all risk" or "special form" basis, including debris removal and demolition, insuring the Building and the Tenant Improvements against loss by fire or other casualty in an amount equal to the full replacement cost thereof, excluding land. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

      11.3 Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

 12. DAMAGE OR DESTRUCTION.

      12.1 Landlord's Duty to Repair.

           (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate, Landlord shall, at its expense, repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance for such repair or restoration, or for any of Tenant's personal property, Trade Fixtures or Alterations.

           (b) If Landlord is required or elects to repair damage to the Premises and/or the Property and Landlord does not exercise any right of termination provided for herein, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent and other obligations shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty, but the foregoing shall not bar recourse to the proceeds of any insurance carried by Landlord, Tenant or any other party, provided that the foregoing shall not increase the insurance obligations of either party.

      12.2 Landlord's Right to Terminate.   Landlord may  elect to  terminate
 this Lease following damage by fire or other casualty under the following circumstances:

           (a) If the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

           (b) If the Building is damaged or destroyed to the extent that the cost to repair and restore the Building would exceed forty percent (40%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

           (c) If the fire or other casualty occurs during the last year of the Term.

  If any of the circumstances described in subparagraphs (a), (b), or (c) of this Section 12.2 occurs or arises, Landlord shall give Tenant notice as soon as is reasonably practicable after the date of the casualty, but no later than sixty (60) days thereafter, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease.

      12.3 Tenant's Right to Terminate. If all or a substantial part of the Premises is rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if the reasonable estimated time required to complete Landlord's repair obligations under this Lease is greater than six (6) months after issuance of the necessary building permit, not to exceed one (1) year from the date of casualty, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within forty-five (45) days after the fire or casualty.

      12.4 Waiver of Statutory Rights. Tenant waives any statutory right to terminate this Lease or abate Rent because of any damage or destruction to the Premises due to fire or other casualty.

 13. CONDEMNATION.

      13.1 Definitions.

           (a) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

           (b) "Condemnation" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("Condemnor"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either after official notice of condemnation by such authority or while legal proceedings for condemnation are pending.

           (c) "Date of Condemnation" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

      13.2 Effect on Lease.

           (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

           (b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation (including a taking of a substantial portion of the parking areas that interferes with or adversely affects Tenant's use and enjoyment of the Premises) the Building is no longer reasonably suitable for use as an office building, or for Tenant's intended use thereof, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within sixty
 (60) days after Landlord's receipt of information on the extent of the taking.

           (c) If all or a portion of the Premises or any substantial part of the parking areas are temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect, except if such Condemnation of the Building or parking areas deprives or materially interferes with Tenants occupancy, use or enjoyment of any material part of the Premises for a period longer than 180 days. In such event, Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered within the earlier of sixty (60) days after Tenant has been notified or Tenant has reasonably determined that such temporary taking will be longer than 180 days. During any temporary taking all Base Rent and Additional Rent shall be equitably abated during such time as Tenant is deprived of the use, enjoyment or occupancy of the Premises or such use, enjoyment or occupancy is materially interfered with.

      13.3 Restoration. If upon any Condemnation this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations. In the event the Award is not sufficient and Landlord will not undertake repair or restoration of the Building, then Landlord shall notify Tenant in writing no later than fifteen (15) days after the amount of the Award is determined, and Tenant shall have the right to terminate this Lease upon written notice to Landlord, which shall be given within thirty (30) days after Tenant's receipt of Landlord's notice. If Landlord does not deliver to Tenant written notice that Landlord will not repair and rebuild within the fifteen-day period, then Landlord shall proceed diligently to repair and restore the Building as provided above.

      13.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently or temporarily untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

      13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

 14. ASSIGNMENT AND SUBLETTING.

      14.1 Landlord's Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant or a Tenant Affiliate, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "Transfer"), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld or delayed. The term "Tenant Affiliate" shall mean an entity controlling, controlled by, or under common control with Tenant, or a successor to Tenant by reason of merger or consolidation or other corporate reorganization. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through a series of more than one related transaction(s)) shall be deemed a Transfer. Notwithstanding the foregoing, none of the provisions of this Section 14.1 shall prohibit Tenant from mortgaging, pledging or otherwise encumbering the leasehold created by this Lease, nor any Transfer of this Lease to any person holding any mortgage or security interest in the leasehold or to any person acquiring the leasehold by foreclosure or by deed in lieu of foreclosure. Furthermore, no transfer of fifty percent (50%) or more of the outstanding stock of Tenant's parent, so long as it is a public company, shall constitute a Transfer as such term is used in this Section14.1. Landlord also shall execute and deliver any commercially reasonable waivers or releases of Landlord's liens if requested by any bank or other lender that provides financing to Tenant, and that is secured in whole or in part, by any of Tenant's assets or personal property located on the Premises.

      14.2 Reasonable Consent.

           (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "Proposed Transferee"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years or such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 - Landlord's Right to Space.

           (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project,
 (iv) ) Landlord or Landlord's agent is actively negotiating with the Proposed Transferee over space other than the Premises that is currently available and vacant, or (v) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

      14.3 Excess Consideration. If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, one-half (1/2) of any consideration paid by any transferee (the "Transferee") for the Transfer, including, in the case of a sublease, one-half (1/2) of the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, after deduction of brokerage and other subleasing costs.

      14.4 No Release Of Tenant. No consent by Landlord to any Transfer including, without limitation, a Transfer to a Tenant Affiliate, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

      14.5 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form (which shall contain only reasonable terms and conditions) of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

      14.6 Assignment of Sublease Rents. As collateral security for the payment and performance of Tenant's obligation under this Lease, Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

 15. DEFAULT AND REMEDIES.

      15.1 Events of  Default  by Tenant.    The  occurrence of  any  of  the
 following shall constitute an "Event of Default" by Tenant:

           (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the Security Deposit, if payment in full is not received by Landlord within ten (10) days after written notice to Tenant that it is due.

           (b) Tenant fails to take occupancy of the Premises and open for business within sixty (60) days after the Commencement Date or abandons the Premises for more than 180 days.

           (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.

           (d) Tenant violates  the restrictions  on  Transfer set  forth  in
 Section 14 - Assignment and Subletting.

           (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within ninety (90) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

           (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

           (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such thirty (30)-day period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible.

      15.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies, which shall not be exclusive but cumulative and in addition to any other rights and remedies now or hereafter allowed by law or in equity, and which may be exercised without further notice or demand:

           (a) Landlord may cure the Event of Default at Tenant's expense upon notice that is reasonable and practicable under the circumstances. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

           (b) Landlord may (1) re-enter the Premises in the manner provided by law, (2) declare this Lease at an end and terminated in writing, (3) sue for the Rent due and to become due under this Lease, and for any damages sustained by Landlord and (4) continue this Lease in effect and relet the Premises on such terms and conditions as Landlord may deem reasonably advisable, with Tenant remaining liable for Rent and all other sums coming due or payable under this Lease, plus the reasonable costs of obtaining possession of the Premises and the reasonable costs of reletting the
 Premises, including broker's commissions, and the costs of any repairs and alterations necessary to prepare the Premises for reletting, less any rentals received from any reletting. Landlord shall use reasonable efforts to mitigate damages and relet the Premises. Recovery of future Rent from Tenant will be discounted by applying the Federal Reserve rate of the Federal Reserve Bank in San Francisco in effect at the time of award, plus one percent (1%).

           (c) Landlord may also from time to time, whether before or after re-entry, terminate this Lease as to a portion, portions or the entirety of the Premises, and as to any such portion relet by Landlord to a third party in a bona fide, arms-length transaction, Landlord may recover from Tenant, together with all other damages (including without limitation the reasonable costs of obtaining possession and of reletting), an amount equal to the difference, if any, between the future Rent payable for such portion, portions or the entirety of the Premises under this Lease (using the then applicable Base Rent and Additional Rent) less the greater of (i) the rent to be paid by the tenant under the new lease for such portion(s) of the Premises and (ii) the fair market rental value of the relet portion(s) of the Premises at the time of reletting. Any recovery of future Rent from Tenant under this section shall be discounted by applying the Federal Reserve rate of the Federal Reserve Bank in San Francisco in effect at the time of the award plus one percent (1%).

           (d) Except as provided in Section 14.1 above, Landlord may exercise its statutory lien rights and remove Tenant's property from the Premises, which may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant and sold pursuant to law. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

           (e) No action of Landlord shall be construed as an election to terminate this Lease or to accept a surrender of the Premises unless written notice of such intention be given to Tenant. Tenant shall pay all reasonable attorneys' fees, costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Lease.

           (f) Acceptance of payment of Rent or partial payment of Rent or other partial performance, with or without Landlord's knowledge of an Event of Default by Tenant, or failure of Landlord to take action on account of an Event of Default by Tenant or to enforce its rights under this Lease shall not be deemed a waiver of any Event of Default by Tenant.

      15.3 Landlord's Default.

           (a) If Landlord defaults under this Lease, Tenant shall give Landlord written notice of the default and Landlord shall have (a) ten (10) days to cure the default, if the default can be cured by the payment of money, and (b) thirty (30) days to cure the default, if the default cannot be cured by the payment of money, but if a non-monetary default cannot reasonably be cured within such 30-day period, and if Landlord is proceeding with due diligence to cure the default, Landlord will have such additional time as may be reasonably necessary to cure the default so long as Landlord promptly commences to cure the default within the 30-day period; except, however, if such default deprives Tenant of the use, enjoyment and occupancy of a material part of the Premises for a period of more than 180 days, or if such default is not susceptible of cure within such period of time, resulting in such deprivation, Tenant may, at its option, upon thirty (30) days prior written notice to Landlord and to any Mortgagee, terminate this Lease.

           (b) If Landlord's default continues beyond the cure periods set forth above, Tenant may pursue its rights and remedies under this Lease and Arizona law, excepting only the right of offset, deduction or termination of this Lease, unless such remedy is expressly conferred by this Lease. In addition, Tenant may cure a default on Landlord's behalf if Landlord fails to cure within the applicable grace period after notice, and the costs expended by Tenant in doing so shall be paid by Landlord upon demand together with interest at the Interest Rate.

 16. INTEREST. Any payment from Tenant to Landlord not paid ten (10) days after due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the legal rate of interest in Arizona, whichever is less (the "Interest Rate"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

 17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

 18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to:
 (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease,
 (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or, in the case of prospective tenants, no earlier than one (1) year prior to the Expiration Date, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this
 Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

 19. SURRENDER AND HOLDING OVER.

      19.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises Tenant's personal property, (other than cabling and telephone equipment) and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

      19.2 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be one hundred thirty-three percent (133%) of the Base Rent payable in the last full month prior to the termination hereof unless Tenant's holdover is with Landlord's written consent and waiver of such increase. Tenant shall indemnify, defend and hold Landlord harmless from and against Landlord's damages as a result of a prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason Tenant's failure to surrender the Premises within ninety (90) days after the expiration or termination of this Lease.

 20. ENCUMBRANCES.

      20.1 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, development agreement, underlying lease or other encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("Encumbrance"); provided, however, that such subordination shall only be effective if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as no Event of Default has occurred under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within fifteen (15) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement by the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease, provided the holder of the Encumbrance or the transferee, as applicable, has executed a non-disturbance agreement for the benefit of Tenant, agreeing that the holder or transferee will recognize the leasehold created hereby and agree to perform all obligations to be performed by the Landlord hereunder following any transfer to the new owner.

      20.2 Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the name and address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional fifteen (15) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and except as provided in Section 15.3(a) above, Tenant shall not pursue any remedy against Landlord so long as such cure is being diligently pursued.

 21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

      21.1 Estoppel Certificates. Within fifteen (15) business days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is binding upon Tenant, describing any amendments or modifications hereto, acknowledging that this Lease, subject to the provisions of Section 20.1 above, is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, and, based on Tenant's actual knowledge, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant's special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

      21.2 Financial Statements. Within ten (10) days after written request therefor, but not more than once a year, and in the case of year-end statements, not prior to the following April 15th, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant's obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or reasonably required by any Mortgagee. In each case, Tenant's financial results may be consolidated with the financial information for the parent company guarantor of this Lease.

 22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or delivered by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective upon receipt whether sent by the independent service for delivery or by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

 23. ATTORNEYS' FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, "Fees"). The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an "actual pecuniary loss" within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be "obligations of the debtor" as that phrase is used in Bankruptcy Code Section 365(d)(3).

 24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

 25. SECURITY MEASURES. Except as required under the Final Construction Documents, Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant, in the amount specified in the Basic Lease Information. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

 26. FORCE MAJEURE. "Force Majeure" shall mean Landlord's inability to obtain equipment, building materials, or the building permit for the building shell within the timeframe in the Construction Schedule due to City of Scottsdale delays, despite the timely and diligent effort by Landlord or its contractors to obtain such equipment, materials and building permit, acts of God, fire, earthquake, flood, rainfall or other extraordinary weather-caused delays which interfere with construction, vandalism, any moratorium on the issuance of governmental approvals or utility service connections or other similar government actions, strikes, union labor disputes or other union work stoppages, freight embargoes or inability to obtain basic materials, supplies or fuels, extraordinary delays in the issuance of other governmental permits or approvals, or other events beyond the reasonable control of Landlord or its contractors.

 27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "Building Rules"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

 28. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

 29. CONSENTS AND APPROVALS. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not be construed as a voucher by Landlord of the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use.

 30. WAIVER OF  RIGHT  TO  JURY  TRIAL.   Landlord  and  Tenant  waive  their
 respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

 31. BROKERS.   Landlord  shall pay the  fee or  commission of  the broker or brokers identified in the Basic Lease Information (the "Broker") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify, defend and hold Landlord harmless from and against any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

 32. [Intentionally omitted]

 33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.
 34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord's Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws
 (excluding conflict of laws principles) of the State of Arizona. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Landlord and Tenant shall record a memorandum of this Lease in the Official Records of Maricopa County, Arizona, concurrently with the execution of this Lease..

 35. AUTHORITY. If either party to this Lease is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of such party warrants and represents to the other that it is a duly organized and validly existing entity, that has full right and authority to enter into this Lease and that the persons signing on its behalf is authorized to do so and has the power to bind such party to this Lease. Each party shall provide to the other upon request with evidence reasonably satisfactory to the other confirming the foregoing representations.

 36. RESTRICTION ON OTHER TENANTS. During the Term of this Lease, except for the Premises leased to Tenant, Landlord shall not authorize or permit any space in the Project to be used for the operation of a telephone or communications center, without the prior written consent of Tenant.

                        [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

 TENANT:                                   LANDLORD:

 PEGASUS SOLUTIONS COMPANIES,              RYAN COMPANIES US, INC.,
 a Delaware corporation                    a Minnesota corporation

 By: ________________________              By: ___________________

      Name:                                Its:
             ----------------                  -------------------
      Title:
             ----------------


 By: ________________________

      Name:
             ----------------
      Title:
             ----------------

                                  EXHIBIT A

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                        DATED AS OF September 14, 2001
                                   BETWEEN
                    RYAN COMPANIES US, INC., AS LANDLORD,
                                     AND
                    PEGASUS SOLUTIONS COMPANIES, AS TENANT


                                 THE PREMISES




                         [Floor plan showing location
                        and configuration of Premises
                               to be inserted.]






                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                  EXHIBIT B

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                        DATED AS OF September 14, 2001
                                   BETWEEN
                    RYAN COMPANIES US, INC., AS LANDLORD,
                                     AND
                    PEGASUS SOLUTIONS COMPANIES, AS TENANT


                              CONSTRUCTION RIDER

      1. Base Building. Unless earlier completed, Landlord shall with reasonable diligence construct, at Landlord's sole cost and expense, the core and shell of the Building (the "Base Building") and achieve substantial completion thereof by such date as will allow Landlord to achieve Substantial Completion of the Tenant Improvements as required hereunder. The Base Building will include the improvements described in the Base Building Description attached as Exhibit G hereto.

      2. Tenant Improvements. Landlord shall cause Ryan Companies US, Inc., as the general contractor, to construct and install with reasonable diligence the additional improvements and fixtures provided for in this Construction Rider ("Tenant Improvements"). The general contractor shall receive a total fee of eight percent (8%) of the cost of the Tenant Improvements for profit and overhead, plus its general conditions and sales or excise taxes ("Markups"). The Markups shall be a charge against the Allowance. Tenant designates Steven Greenspan to act as Tenant's Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider. Landlord designates John Strittmatter to act as Landlord's Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider.

           2.1. Plans. The Tenant Improvements shall be constructed substantially as shown on the conceptual space plan ("Space Plan") for the Premises prepared by Kraus Thomas, who has been designated by Tenant as the architect for the Premises ("Architect").

           As soon as may be reasonably practicable after execution and delivery of the Lease, the Architect will prepare and deliver to Tenant detailed plans and specifications sufficient to permit the construction of the Tenant Improvements by Landlord ("Construction Documents"). Landlord will provide Tenant with a cost estimate for the work shown in the Construction Documents. Tenant shall respond to the Construction Documents and cost estimate within three (3) days after receipt thereof, specifying any changes or modifications Tenant desires in the Construction Documents. The Architect will then revise the Construction Documents and resubmit them to Tenant for its approval and Landlord will provide Tenant with a revised cost estimate. Tenant shall approve or disapprove the same within three (3) days after receipt. The revised Construction Documents and cost estimate, as approved by Tenant and Landlord, are hereinafter referred to as the "Final Construction Documents" and "Final Cost Estimate," respectively.

      Additional interior decorating services and advice on the furnishing and decoration of the Premises, such as the selection of fixtures, furnishings or design of mill work, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.

           2.2 Construction. Upon approval by Landlord and Tenant of the Final Construction Documents and the Final Cost Estimate, Landlord shall proceed with reasonable diligence to cause the Tenant Improvements to be Substantially Completed on or prior to the Scheduled Commencement Date. The parties acknowledge that in order for Landlord to achieve Substantial Completion by the Scheduled Commencement Date, the parties must adhere to the attached Construction Schedule, which requires, among other deadlines therein, issuance by the City of Scottsdale of a building permit for the Tenant Improvements by no later than June 1, 2002. The Tenant Improvements shall be deemed to be "Substantially Completed" when they have been substantially completed in accordance with the Final Construction Documents except for details, omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list" that do not materially impair Tenant's use and enjoyment of the Premises, the Base Building has been completed pursuant to Section 1 above, a certificate of occupancy has been issued by City of Scottsdale allowing Tenant to take occupancy of the Premises for their intended purpose, and the Base Building and the Premises are in the condition required for Tenant's use and enjoyment thereof. (The definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete.")

           2.3. Cost of Tenant Improvements. Landlord shall contribute $28.00 per rentable square foot in the Premises toward the cost of design, space planning, construction and installation of the Tenant Improvements and the cost of signs (the "Allowance"). If the cost thereof exceeds the Allowance, Tenant may amortize up to another $4.00 per rentable square foot over the initial ten-year Term of this Lease in Base Rent at a per annum rate of interest of ten percent (10%). The balance, if any, of any further cost of the Tenant Improvements ("Additional Cost"), including, but not limited to the Markups, shall be paid by Tenant. Tenant shall pay Landlord 50% of the Additional Cost based upon the Final Cost Estimate prior to the commencement of construction of the Tenant Improvements. The balance of the actual Additional Cost shall be paid to Landlord upon Substantial Completion of the Tenant Improvements, within ten (10) days after receipt of Landlord's invoice therefor. Landlord will use reasonable care in preparing the cost estimates, but they are estimates only and do not limit Tenant's obligation to pay for the actual Additional Cost of the Tenant Improvements, whether or not it exceeds the estimated amounts. If the actual cost of the Tenant Improvements shall be less than the Allowance (the "Savings"), then the Savings shall be credited against the Base Rent next due.

           2.4. Changes. If Tenant requests any change, addition or alteration in or to any Final Construction Documents ("Changes") Landlord shall cause the Space Planner to prepare additional Plans implementing such Change. Tenant shall pay the cost of preparing additional Plans within ten
 (10) days after receipt of Landlord's invoice therefor. As soon as practicable after the completion of such additional Construction Documents, Landlord shall notify Tenant of the estimated cost of the Changes. Within three (3) working days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Landlord or Tenant fail to give their approvals herein, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

           2.5. Tenant Delay. Tenant shall be responsible for, and shall pay to Landlord, all costs, expenses and other damages incurred by Landlord in connection with, or arising from, any delay in the commencement or completion of any Tenant Improvements or any increase in the cost of Tenant Improvements caused by (i) Tenant's failure to submit information to the Space Planner or approve any Space Plan, Construction Documents or cost estimates within the time periods required herein, or Tenant's failure otherwise to adhere to the requirements of the attached Construction Schedule, (ii) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant that are not reasonably available from vendors, (iii) any Changes, (iv) any other delay requested or caused by Tenant, or (v) any other act or omission of Tenant that is prohibited by this Lease or that Tenant has a legal duty to perform or to comply with, including the covenants to be performed by Tenant under this Lease (collectively, "Tenant Delays").

      3.   Ownership  of  Tenant  Improvements.    All  Tenant  Improvements,
 whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                  EXHIBIT C

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                        DATED AS OF September 14, 2001
                                   BETWEEN
                    RYAN COMPANIES US, INC., AS LANDLORD,
                                     AND
                    PEGASUS SOLUTIONS COMPANIES, AS TENANT


                                BUILDING RULES

      The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

      1. Use of Common Areas. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building ("Common Areas"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises and for any other reasonable purpose consistent with the nature of such Common Areas. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants. Notwithstanding the foregoing, Tenant may maintain and secure a reception desk and chairs in the lobby at Tenant's own expense, and at no additional charge by Landlord.

      2. Access to Roof. Tenant may install, operate, and maintain during the Term one or more satellite dishes on the roof of the Building in a location approved by Landlord, which approval shall not be unreasonably conditioned, delayed, or withheld. Tenant will be responsible for all costs of installation, operation, repair and removal of the satellite dish as well as the costs of any roof or other repairs required as a result of the installation, operation, repair or removal. Landlord shall have the right to approve the method of installation and removal, all plans and specifications for the satellite dish (including weight and electric power service, which will be at Tenant's expense), the subcontractor, the size of the satellite dish and the shielding requirements. Landlord may select (at Tenant's expense) a roofing contractor/specialist to be involved in the work to ensure no damage will occur to the roof or invalidate or affect any roof warranty. Installation and use of the satellite dish shall be in compliance with City of Scottsdale legal requirements and with all covenants, conditions and restrictions, and shall not interfere with Landlord's operation of the Building or with any roof-mounted equipment or operations of other tenants. All future alterations must be approved by Landlord. Landlord is not responsible for providing service or utilities to the site including electrical power. Tenant's obligations under this Lease in respect to the Premises shall extend to Tenant's use of the roof of the Building under this Paragraph 3. Tenant shall have reasonable access to the roof for purposes of installing, operating, maintaining, repairing, and removing the satellite dish. The term "satellite dish" will include antennae and other telecom equipment.

      3. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

      4. Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

      5. Freight. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

      6. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

      7. Building Directory. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names, excepting, however, the affiliates and divisions of Tenant not to exceed five (5) in number.

      9. Window Coverings. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

      10. Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

      11. Office Procedures. Tenant will cause no waste or damage to the Premises or Common Areas.

      13. Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

      14. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

      15. Refuse. Tenant shall store all Tenant's trash and garbage within the Premises or in other facilities designated by Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

      16. Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

      17. Parking. Tenant will use, and instruct Tenant's Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the parking area. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the parking area or that violates space reservations for handicapped drivers registered as such. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the parking area, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

      18.  Fire, Security and  Safety Regulations.   Tenant will comply  with
 all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

      19. Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

      20. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

      21. Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

      22. Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - "Events of Default".

      23. Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

      24. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                  EXHIBIT D


                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                        DATED AS OF September 14, 2001
                                   BETWEEN
                    RYAN COMPANIES US, INC., AS LANDLORD,
                                     AND
                    PEGASUS SOLUTIONS COMPANIES, AS TENANT


                         ADDITIONAL PROVISIONS RIDER


      1. Parking. At no additional charge to Tenant, Landlord will provide Tenant with vehicular parking spaces in the parking lot and parking structure adjacent to the Building, at the rate of five (5) spaces for each 1,000 rentable square feet of space in the Premises ("Tenant's Parking
 Allowance"). The Building as a whole will also have the same parking coverage. The parking spaces will be available to Tenant twenty-four (24) hours a day, during each day of the Term, subject to Force Majeure, casualty and condemnation and other causes beyond Landlord's control. Use of the driveways and parking lot shall be subject to the Building Rules. Tenant agrees not to use, and will instruct its employees and visitors not to use, the driveways or parking lot for overnight or other storage, or for the maintenance, repair or cleaning of automobiles or other vehicles. Tenant shall not place or store goods, materials, supplies, equipment, or other property of Tenant in the driveways or parking lot or anywhere else in the Property or in the Building excepting the Premises.

           Tenant's Parking Allowance will include two (2) reserved, covered spaces and 0.78 covered, unreserved space for each 1,000 rentable square feet of space in the Premises. Tenant's Parking Allowance will also include ten (10) "Pegasus Visitor" spaces conspicuously marked for the exclusive use of its visitors. The other parking spaces will be unreserved and uncovered. The number of covered parking spaces that Tenant may have is limited to no more than the maximum number of covered parking spaces allowed for the Project by the City of Scottsdale multiplied by Tenant's Share. Landlord shall have no obligation to enforce Tenant's exclusive rights but will cooperate with Tenant in providing "tow away" signage. The reserved covered, the covered unreserved and the "Pegasus Visitor" spaces shall be located as set forth on Exhibit A or on Exhibit 1 to this Exhibit D.

      2. Moving Allowance. Landlord shall contribute up to $1.00 per rentable square foot in the Premises toward the cost of Tenant's relocation expenses incurred in moving to the Premises (the "Moving Allowance"). If the actual cost of Tenant's moving to the Premises is less than the Moving Allowance (the "Savings"), then the Savings shall be credited against the Base Rent next due. Tenant shall upon request by Landlord provide to Landlord documentation evidencing the costs which Tenant wishes to include in the Moving Allowance.

      3. Renewal Options. In the absence of an Event of Default by Tenant when it exercises a Renewal Option or when a Renewal Term begins, Tenant may renew this Lease for two (2) terms of five (5) years each (each, a "Renewal Term") (for a total if both Renewal Options are exercised of ten (10) years) by giving notice of exercise of a Renewal Option to Landlord at least twelve
 (12) months before the end of the then Term. If Tenant fails to deliver timely written notice of exercise of a Renewal Option to Landlord, all remaining Renewal Options shall lapse and Tenant will have no further privilege to extend the Term. Time is of the essence of this provision.

           Each Renewal Term shall be on the same terms and conditions of this Lease (unless clearly inapplicable) except that Base Rent during each Renewal Term shall be based on the greater of (i) the rental rate being paid at the end of the preceding Term or (ii) ninety-five percent (95%) of the "market rental rate" for comparable space in competing buildings of similar size, type, quality and location prevailing at the start of each Renewal Term, as reasonably calculated by Landlord. Determination of the effective "market rental rate" will give appropriate consideration to rental rates for renewals, rental escalations, common area charges, operating costs, and other terms that would affect the economics in a similar lease renewal at a competing building in the area.

           If Landlord and Tenant are unable to agree on the "market rental rate" to be applied to the Premises, Landlord and Tenant shall select a highly qualified and reputable real estate professional with at least ten
 (10) years of experience in the relevant leasing market (the "Arbiter") to determine the "market rental rate." If Landlord and Tenant are unable to agree on the Arbiter, the Resident Manager of the largest commercial real estate brokerage house in Phoenix will select the Arbiter from a major brokerage house other than his or her own. The term "largest" means the brokerage house with the largest sales volume in the preceding calendar year.

           In addition to paying Base Rent determined pursuant to this Paragraph 2, Tenant will continue to pay Additional Rent and all other sums required under this Lease during a Renewal Term.

           If this Lease or Tenant's right to possession of the Premises shall expire or terminate for any reason whatsoever before Tenant exercises all Renewal Options, then immediately upon such expiration or termination all Renewal Option shall simultaneously terminate and become null and void.

      4. Signs. Tenant has the right to name the Building, and Landlord shall provide Tenant with exclusive "building top" signage, and Tenant will have the top portion of any monument signs. So long as Pegasus Solutions Companies has personal liability on this Lease even if not the actual party in possession, Tenant shall have the right to name the Building with Landlord's approval not to be unreasonably withheld. Tenant will also reasonably share Building, suite, directory and monument signage rights with other Building tenants, but no other tenant shall have any right to place or maintain signs or logos on the exterior of the Building, without the prior written consent of Tenant which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, all of Tenant's signs must comply with applicable Laws and covenants, conditions and restrictions and have the written consent of Landlord, not to be unreasonably withheld or delayed.

      5. Guaranty. This Lease will not become effective until Tenant causes its parent, Pegasus Solutions, Inc. ("Guarantor"), to execute and deliver to Landlord a Lease Guaranty in form acceptable to Landlord, concurrently with Tenant's execution and delivery of this Lease.

      6. Letter of Credit. On or before execution and delivery of this Lease, Tenant will deliver to Landlord for the Term of this Lease (including all Renewal Terms) the "Security Deposit" pursuant to Section 3.4 of this Lease in the form of an assignable and irrevocable standby letter of credit issued by The Chase Manhattan Bank or another bank or financial institution reasonably acceptable to Landlord in the amount of $1,200,000, naming Landlord as "beneficiary" thereof, , all in form and substance reasonably acceptable to Landlord. If Landlord draws on such letter of credit because of an Event of Default, Landlord shall do so by sight draft delivered to the issuer with a written statement from an officer of Landlord (i) that an Event of Default has occurred under the Lease, (ii) that all required notices to Tenant or others entitled to notice have been delivered as required by the Lease, and (iii) that Landlord is entitled under the terms of the Lease to draw the amounts demanded on the letter of credit. Landlord acknowledges that the issuer of the letter of credit shall require, and may rely on, a letter from Landlord quoting the foregoing "drawdown" language. Landlord shall approve the form and method of control and/or perfection of Landlord's security interest in the Security Deposit, including documentation thereof. Landlord may transfer the Security Deposit (or right to proceeds thereof) to any purchaser of the Building and/or encumber Landlord's rights therein to any Mortgagee. If during the term, Guarantor demonstrates to Landlord's reasonable satisfaction a tangible net worth over $100 million for an entire twelve-month period, at the end of which period there exists no Event of Default (or conditions which, with the expiration of time and/or failure to cure, would ripen into an Event of Default) under this Lease, Landlord will release the Security Deposit (or unapplied portion thereof). Tangible net worth shall mean book net worth less all intangible assets.

           Excepting only the Event of Default described in the next subparagraph, Landlord shall give Tenant at least five (5) business days prior written notice of a description of the alleged default of Tenant and notifying Tenant that Landlord intends to draw upon the letter of credit.

           If the letter of credit by its terms will expire before the end of the Term of this Lease, Tenant shall deliver to Landlord at least thirty
 (30) days prior to the expiry date of the current letter of credit a new letter of credit on the same terms and conditions required under this
 Section 6. Tenant's failure to do so shall constitute an Event of Default under this Lease entitling Landlord to draw on the entire amount of the letter of credit without further notice to Tenant, the proceeds of which will be held by Landlord as a cash Security Deposit under Section 3.4 of this Lease,

           So long as there then exists no Event of Default (or conditions which, with the expiration of time and/or failure to cure, would ripen into an Event of Default) under this Lease and Guarantor demonstrates to Landlord's reasonable satisfaction a tangible net worth over $50 million maintained continuously during the entire twelve-month period ending on the fifth anniversary of the Commencement Date, the amount of the Security Deposit required under this Paragraph 6 will thereupon decline by $100,000 and by a like sum on each successive anniversary, provided that the same conditions are met every year.

           This Lease shall not become effective until Tenant has delivered to Landlord the Security Deposit as required by this Section 6.

      7. Expansion Space. In the absence of an Event of Default by Tenant, Tenant will have the following expansion right: at any time during the Term of this Lease, before Landlord either markets available space in the Building (the "Expansion Space") to third parties, or accepts a third-party offer on such space, Landlord will first offer the Expansion Space to Tenant. Any notice so offering is an "Offer Notice" and shall contain either the material terms upon which Landlord is offering the Expansion Space, including Landlord's good faith estimate of the fair market rental value of the Expansion Space, or the material terms of a "second proposal" or other offer from a third party which Landlord desires to accept. If Tenant gives notice to Landlord within ten (10) days after receipt of the Offer Notice that Tenant will take the Expansion Space as set forth in the Offer Notice, Landlord and Tenant shall enter into an amendment to this Lease that adds the Expansion Space to the Premises, increases Base Rent and Tenant's Share of Operating Costs, and makes any other necessary change to this Lease to integrate the Expansion Space into the Premises. The term of lease for the Expansion Space will be as follows: If the remaining Term is five (5) years or less and the term in the Offer Notice is longer, the latter applies; if the remaining Term is more than five (5) years and the term in the Offer Notice is shorter then the Term for the Expansion Space shall expire as of the end of the term specified in the Offer Notice. If the remaining Term of this Lease is more than five (5) years at the time the Offer Notice is given, but the term proposed in the Offer Notice will expire prior to the end of the Term, then the term for the Expansion Space at Tenant's option shall be the same as that specified in the Offer Notice, or shall be coterminous with and expire as of the expiration of the Term, in which latter event Landlord and Tenant will negotiate in good faith to determine the market rental rate for the Expansion Space for that period of time beginning at the end of the term specified in the Offer Notice and ending at the expiration of the Term of this Lease. Any tenant improvement allowance will be prorated. If, notwithstanding good faith cooperative efforts on the part of both parties, Landlord and Tenant are unable to arrive at, and execute an acceptable amendment within thirty (30) days following the Offer Notice, time being of the essence, or if Tenant fails to give Landlord timely notice of Tenant's acceptance of the terms in the Offer Notice, Tenant's rights under this provision will expire, and Landlord will be free to market the Expansion Space and enter into a lease of all or any portion of the Expansion Space to third parties, provided that if a third party thereafter makes an offer on terms materially more favorable to any prospective tenant than set forth in the Offer Notice, then Landlord shall not enter into any lease of the Expansion Space with a third party until Landlord offers the Expansion Space to Tenant under the more favorable terms. Tenant will have seven (7) days to accept or reject the reoffer, and if Tenant does not accept the reoffer in such time period Tenant will be deemed to have rejected it and Landlord shall thereafter be free to lease the Expansion Space to third parties under the reoffer terms.

      Notwithstanding the foregoing, if Tenant elects in writing prior to the first anniversary of the Commencement Date to take the Expansion Space, the Annual Base Rent (subject to subsequent increases provided in this Lease) and the Operating Costs Expense Stops applicable to the original Premises will apply to the Expansion Space as well.

      8. For a period of sixty (60) days after the execution of this Lease, Landlord shall not issue any communication or press release to any publication media without Tenant's prior written consent.


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                  EXHIBIT E

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                        DATED AS OF September 14, 2001
                                   BETWEEN
                    RYAN COMPANIES US, INC., AS LANDLORD,
                                     AND
                    PEGASUS SOLUTIONS COMPANIES, AS TENANT




                        [Pro Forma Total Project Cost]



                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                                  EXHIBIT F

                      ATTACHED TO AND FORMING A PART OF
                               LEASE AGREEMENT
                        DATED AS OF September 14, 2001
                                   BETWEEN
                    RYAN COMPANIES US, INC., AS LANDLORD,
                                     AND
                    PEGASUS SOLUTIONS COMPANIES, AS TENANT




                         [Base Building Description]


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______